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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of CBT Group PLC and to the incorporation by reference therein of our reports dated January 19, 1999, with respect to the consolidated financial statements and schedule of CBT Group PLC included in its Annual Report, as amended on Form 10-K/A, for the year ended December 31, 1998 as filed with the Securities and Exchange Commission.


/s/ Ernst & Young
Dublin,
Ireland
July 23, 1999